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EXHIBIT 23.1

Consent of Independent Accountants

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 2001 included in StockerYale, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 10, 2001

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Consent of Independent Accountants